Exhibit 99.1

Sunshine Heart Announces Exchange and $3.8 Million Offering

Eden Prairie, MN: October 31, 2016: (GLOBE NEWSWIRE) — Sunshine Heart, Inc. (Nasdaq: SSH) (“Sunshine Heart” or the “Company”) today announced that it has entered into a definitive agreement with a healthcare dedicated institutional investor for an offering of shares of two series of convertible preferred stock with gross proceeds of $3.8 million in a registered direct offering and concurrent private placement.

In connection with the offering, the Company will issue 2,900 registered shares of Series C Convertible Preferred Stock (which, subject to adjustment, will be convertible into a total of 17,058,824 shares of common stock at an initial conversion price of $0.17).  Concurrently, in a private placement, the Company will issue 900 unregistered shares of Series D Convertible Preferred Stock (which, subject to adjustment, will be convertible into a total of 5,294,118 shares of common stock at an initial conversion price of $0.17). Also in the private placement, the investors in the offering will receive warrants to purchase shares of common stock exercisable for up to 22,352,941 additional shares of common stock, in the aggregate. The warrants have an exercise price of $0.18 per share, subject to adjustment, and are exercisable for 5 years commencing on the later of the receipt of stockholder approval of the transactions and six months from the closing date. Subject to the satisfaction of customary closing conditions, the initial closing of the offering and private placement is expected to take place on or about November 3, 2016 with a second closing to take place within three business days following stockholder approval of the transactions, if received.  The shares of Series C Convertible Preferred Stock and Series D Convertible Preferred Stock are not convertible into, and the warrants are not exercisable for, shares of common stock if and until the Company’s stockholders approve the transactions.

Northland Securities, Inc. acted as the exclusive placement agent in connection with the offering.

The Company intends to use the net proceeds from the offering and private placement offering for working capital needs for our recently-acquired Aquadex product line and for general corporate purposes.

The shares of Series C Convertible Preferred Stock described above (but not the warrants or the shares of common stock underlying the warrants) are being offered pursuant to a shelf registration statement (File No. 333-194731). Such shares of common stock may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

The Series D Convertible Preferred Stock and the warrants and the shares of common stock underlying such preferred stock and warrants have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws in reliance on an exemption from such registration. Accordingly, the shares of Series D Convertible Preferred Stock, warrants such underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

The Company also announced that, in a separate transaction, it has entered into an agreement with the holders of its Series B Convertible Preferred Stock pursuant to which the Company will issue such holders 2,227.2 shares of the Company’s Series B-1 Convertible Preferred Stock in exchange for the cancellation of all shares of Series B Convertible Preferred Stock held by such holders in reliance on an exemption from registration under the Securities Act of 1933, as amended.  The terms of the new series of preferred stock will be identical to those of the Series B Convertible Preferred Stock except that the initial conversion price will be $0.17 per share and the Series B-1 Convertible Preferred Stock will be subject to a limitation on conversion so that the holders cannot convert into common stock if and until the receipt of stockholder approval if such conversion would cause more than 19.9% of the outstanding shares of common stock to be issued to the holders of either series to date.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company will file a prospectus supplement with the SEC relating to shares of the Series C Preferred Stock, and following such filing, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC’s website at http://www.sec.gov, or from Northland Securities, Inc. at 750 Third Ave, Suite 2401, New York, NY 10017, by calling 1 (800) 851-2920, or by email at ahammer@northlandcapitalmarkets.com.

About Sunshine Heart

Sunshine Heart, Inc. (Nasdaq: SSH) is an early-stage medical device company focused on developing a product portfolio to treat moderate to severe heart failure and related conditions. The Company’s commercial product, the Aquadex system, is indicated for temporary (up to eight hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy, and extended (longer than 8 hours) ultrafiltration treatment of patients with fluid overload who have failed diuretic therapy and require hospitalization.  Our objective is to improve the quality of life for heart failure patients and halt the disease progression. Sunshine Heart is a Delaware corporation headquartered in Minneapolis with wholly owned subsidiaries in Australia and Ireland. The Company has been listed on the NASDAQ Capital Market since February 2012.

Forward-Looking Statements

Certain statements in this release are forward-looking statements that are based on management’s beliefs, assumptions, expectations, and information currently available to management. All statements that address future operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation, clinical and pre-clinical study designs and activities, expected timing for initiation, enrollment and completion of clinical trials, research and development activities, ultimate clinical outcomes and benefits of our products to patients, design and development of future studies, site activations, patient enrollment in studies, timing of regulatory filings and approvals, regulatory acceptance of our filings, our expectations with respect to product development and commercialization efforts, market and physician acceptance of our products, intellectual property protection, and potentially competitive product offerings. The risk factors described in our filings with the SEC could cause actual events to adversely differ from the expectations indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. Sunshine Heart does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Sunshine Heart may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the possibility that regulatory authorities do not accept our application or approve the marketing of our therapy, the possibility we may be unable to raise the funds necessary for the development and commercialization of our therapy and other risks and uncertainties described in our filings with the SEC. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact:

Claudia Napal Drayton	Investor Relations
Chief Financial Officer	Sunshine Heart Inc.
Sunshine Heart, Inc.	ir@sunshineheart.com
T: +1-952-345-4205